                                                                    EXHIBIT 10.1

                          PURCHASE AND SALE AGREEMENT


     This Purchase and Sale Agreement (the "Agreement") is entered into this day of August __, 1998, between ChatCom, Inc., 9600 Topanga Canyon Boulevard, Chatsworth, California 91311 (hereinafter the "Seller"), and High View Capital, 805 3rd Avenue, New York, NY 10022, and Vermont Research Products, Inc., 11 Riverside Street, Nashua, New Hampshire 03062 (hereinafter, collectively, the "Purchasers").

                                   RECITALS
                                   --------

     A. The Seller is a corporation duly organized, validly existing and in good standing under the laws of California. The Seller has its principal office and place of business at 9600 Topanga Canyon Boulevard, Chatsworth, California.

     B. Seller is engaged in the manufacture and sale of computer processing systems and desires to sell to the Purchasers all of the intellectual property rights to the BrightStar product line upon the terms and conditions set forth below.

For consideration, the receipt and adequacy of which is acknowledged by the parties, the parties hereby agree as follows:

                                   ARTICLE I
                                   ---------
                               Purchase and Sale
                               -----------------

     1.0 The Seller grants, sells, transfers and assigns to the Purchasers jointly, all of the Seller's interest in the BrightStar computer server, described in Exhibit A attached hereto and incorporated herein by reference, and any and all associated upgrades, modifications, options, subassemblies, tools, spare tools, and publications as are, or will be subsequently announced (hereinafter the "Product"). The Seller expressly agrees that except to the extent permitted by the license agreement between the Seller and Purchasers in the form attached hereto as Exhibit B (the "License Agreement"), they will not attempt until the termination of this Agreement to transfer, pledge, hypothecate, license, sub-license, transfer or otherwise assign, any other interest in the Product and the associated intellectual property, without the prior written consent of the Purchasers. The closing of the sale of the Product to the Purchasers (the "Closing") shall occur as soon as possible following execution of this Agreement, subject to satisfaction of the closing conditions set forth in Article II hereto.

     1.1 In the event the Seller, during the term of this Agreement or any extension thereof, develops new options, improvements to, or new models of the Product which extend its range or capability while retaining substantially the same technology as described in Exhibit A, the Purchasers shall acquire all title to, and be entitled to manufacture and distribute such new options, improvements and new models, which shall be subject to the terms of the License Agreement. In the event the Seller shall make improvements to the Product during its development and manufacturing processes, all such improvements and modifications shall be at the expense of the Seller (except to the extent that such items are requested by the Purchasers) and all such improvements, modifications and changes, including proprietary technology, shall immediately become the exclusive property of the Purchasers, which shall be subject to the terms of the License Agreement.

                                      1.

     1.2 The Purchasers shall form a new corporation ("Newco") that is wholly owned by the Purchasers and shall transfer ownership of the Product into Newco and assign this Agreement to Newco (which shall then be deemed the Purchasers for purpose of this Agreement) within 10 days following execution of this Agreement.

     1.3 The purchase price for the Product and the consideration for the Seller entering into this Agreement shall consist of the payment of $400,000 to the Seller by the Purchasers at the Closing (of which $200,00 was advanced to the Seller prior to the Closing), the cancellation of all loans and convertible notes or debentures evidencing loans made to the Seller by the Purchasers or any of their affiliates (including accrued interest), the cancellation of all trade debt owing by the Seller to the Purchasers and the cancellation of all of the shares of preferred stock (and accrued dividends thereon), common stock and warrants of the Seller owned by the Purchasers or any of their affiliates. All agreements, covenants and restrictions relating to the Purchasers' investments in or loans to the Seller (other than this Agreement) shall be cancelled and of no further force and effect upon the Closing.

                                  ARTICLE II
                                  ----------
                              Closing Conditions
                              ------------------

     2.0 The funding to the Seller of a minimum of $300,000 by Alco Financial in receivables and inventory financing shall be a condition precedent to the Closing. The Purchasers shall use their reasonable best efforts to cause Alco Financial to provide the Seller with the foregoing financing.

     2.1 The Purchasers and the Seller will enter into the License Agreement concurrently with the Closing.

                                  ARTICLE III
                                  -----------
                            Proprietary Information
                            -----------------------

     3.0 The Seller shall make available to the Purchasers certain information relating to the Product, including, but not limited to, engineering and technical data, test and analysis data, marketing, application and customer information, on magnetic, optical or other data media, as reasonably requested by the Purchasers. This data shall be automatically deemed confidential at the time of its transmission to the Purchasers, and the Purchasers shall not release any confidential information to others without the prior written consent of the Seller. All data transmitted by the Seller to the Purchasers shall be treated by the Purchasers in the same manner and the Purchasers shall exercise the same care as they would in the handling of their own information. It is expressly agreed that all patents, trademarks and proprietary technology associated with the Product and the BrightStar technology, whether developed by the Seller or the Purchasers, are the sole and exclusive property of the Purchasers, subject to the terms of the License Agreement. During the term of this Agreement, the Seller's rights to the Products and the BrightStar technology are expressly limited to those set forth in the License Agreement.

     3.1 The Seller agrees that it will continue the development of the Product and BrightStar technology, including Phase 1 and Phase 2 (with Phase 2 requiring additional funding and an extended development schedule), and will use its best efforts to deliver an initial working prototype of the Product to the Purchasers by no later than October 1, 1998 for Phase 1, taking

                                      2.

into account the severe limitations on the Seller's ability to complete such development work caused by the Seller's impaired financial condition.

                                   ARTICLE IV
                                   ----------
                                   Covenants
                                   ---------

     4.0 During the first twelve months of the term of this Agreement, the Purchasers shall have the option to rescind and unwind this transaction and revert their positions back to those of preferred shareholders, noteholders and trade creditors, all in their previous amounts, together with accrued interest. In the event of such a rescission, (i) the Seller will be the sole owner of the Product and the Bright Star Technology (including all patents, trademarks, tradenames and other related intellectual property rights) and will be reimbursed by the Purchasers for all royalty and option purchase payments made by the Seller under the License Agreement and (ii) the mutual releases set forth in this Agreement shall remain valid and in full force and effect.

     4.1 The Seller and the Purchasers shall use their best efforts to sell the Seller or the assets of the Seller, to cause the merger of the Seller with a third party or to sell or license to a strategic partner the Product on commercially reasonable terms as soon as reasonably possible.

     4.2 The Seller shall not sell the Seller or issue any further stock or long term indebtedness, except for the proposed Alco financing, without prior written notice to the Purchasers.

     4.3 In the event Tail Wind and Martin Stern as the holders of the Series E Preferred Stock of the Seller wish to participate in this transaction, the Purchasers will offer them participation in Newco on a pro rata basis (with the contribution made by Tail Wind and Stern to be paid to the Seller). The parties will restructure the distribution of proceeds to reflect Tall Wind's or Martin Stern's participation.

     4.4 The parties agree to act in good faith with one another to resolve any issues which may occur or which have not been anticipated by this Agreement.

                                   ARTICLE V
                                   ---------
                             Training and Support
                             --------------------

     5.0 The Seller shall train two technically competent engineers selected by the Purchasers for the operation of the Product at its manufacturing facility in Chatsworth, California, at no cost to the Purchasers. All compensation, transportation and living expenses of the trainees shall be borne by the Purchasers.

     5.1 The Seller shall test the Product if manufactured by the Purchasers in compliance with the License Agreement for the functionality and performance compliance of the Product. Such testing shall be performed at the Seller's facility in Chatsworth, California. During the testing period, the Purchasers' engineers shall work directly with the Seller's manufacturing personnel.

     5.2 From time to time, the Purchasers may request additional manufacturing or technical support. Subject to availability of appropriate personnel, the Seller agrees to reasonably provide such support. All costs associated with such support shall be borne by the Purchasers.

                                      3.

                                  ARTICLE VI
                                  ----------
                           Publications and Drawings
                           -------------------------

     6.0 The Seller shall furnish to the Purchasers one complete set of reproducible drawings required for the manufacture and testing of the Product.

     6.1 The Seller shall furnish to Purchasers one complete set of manufacturing documentation required for the manufacture and testing of the Product.

     6.2 The Seller shall furnish to Purchasers one complete set of designing tool documentation including, but not limited to, the circuit simulation used by the Seller with the associated simulation data.

     6.3 All materials described in Articles 6.0, 6.1 and 6.2 above are provided solely for the use of the Purchasers, and may not be reproduced in whole or in part for any other use without the prior written consent of the Seller.

     6.4  All materials furnished hereunder are subject to the provisions of
Article III of this Agreement.

     6.5 All materials and all dimensional information furnished hereunder shall be in English.

                                  ARTICLE VII
                                  -----------
                                  Warranties
                                  ----------

     7.0 The Seller warrants that the Product, including all intellectual property rights and materials furnished under the terms of this Agreement are free of any liens and encumbrances whatsoever, except to the extent of a lien to Prototech and certain liens on inventory associated with settlements of certain trade debt.

     7.1 The Seller warrants that the Product furnished under this Agreement shall meet the specifications contained in Exhibit A hereto, as modified from time to time.

     7.2 The warranty obligation of the Seller is expressly limited to the warranties set forth in this Article. Any other warranties, whether statutory or implied, including but not limited to merchantability or fitness for a particular purpose, are the sole responsibility of the Purchasers and the Seller makes no other warranties or representations as to the Products, their performance or functionality and the Seller shall have no other liability whatsoever to Purchasers or any party claiming by, through or under Purchasers.

     7.3 The Seller assumes no liability in regard to representations made concerning the Product by the Purchasers that are not contained in Exhibit A or expressly stated elsewhere in this Agreement.

                                 ARTICLE VIII
                                 ------------
                        Patents, Trademarks, Copyrights
                        -------------------------------


                                      4.

     8.0 Subject to the terms of the License Agreement, the Seller agrees to defend any litigation arising from the licensing, manufacture or sale of the Product by the Purchasers which results in claims for patent, trademark or copyright infringement. The Purchasers must notify the Seller promptly upon their receipt of notice of such impending claim, and shall cooperate fully with the Seller in preparing a defense.

     8.1 The Purchasers are authorized to use the trademarks, trade names, advertisements, and other material related to the Product, provided that such use does not abuse or depreciate the value of such items. Such use shall not imply that the Purchasers are agents of the Seller and shall not obligate the Seller in any manner. The Purchasers shall inform Seller of their use of any and all trademarks, trade names, advertisements and other material related to the Product, which shall not be inconsistent with the terms or purpose of the License Agreement.

                                  ARTICLE IX
                                  ----------
                             Manufacturing License
                             ---------------------

     9.0 In the event the Seller repurchases the Product from the Purchasers pursuant to its option as set forth in the License Agreement, the aggregate proceeds to the Seller from the sale or merger of the Seller or license of the Product to a strategic partner will be distributed when paid by the acquiror or licensee (in the form of cash, securities or other property as so paid by the acquiror or licensee) to the Purchasers and the creditors and shareholders of the Seller (with the Purchasers not being deemed to be creditors or shareholders for this purpose) as set forth in Exhibit C hereto.

     9.1 The Seller shall forward to the Purchasers any requests for Product information within 30 days of its receipt by the Seller if Seller is no longer entitled to market the Product.

     9.2 The Seller shall furnish the Purchasers all appropriate jigs, fixtures, and test equipment required for the manufacture of the Product at mutually agreed upon prices.

     9.3 Termination of this Agreement shall not relieve the Seller of its obligations under this Agreement so long as the Purchasers or the Seller, or their assigns, continue to manufacture, license or sell the Product.

     9.4 In the event of any controversy or conflict between the provisions of this Article IX and the laws of any country pertaining to manufacturing or marketing rights, the provisions of Article IX shall be reasonably construed, if possible, so as to be in conformity with such law or laws. If reasonable construction of Article IX or any of its provisions cannot be made so as to be in conformity with the applicable laws, this Agreement shall be savable as to any offending provision and the severance of the offending provision shall be binding upon the Seller and the Purchasers.

     9.5 The Seller shall keep correct, complete and accurate records and books of account containing all information required for the computation and verification of the number of units of the Product manufactured or sold pursuant to the License Agreement. The Seller shall permit the Purchasers or any of their agents or representatives to have access during ordinary business hours to such records for inspection upon reasonable notice in writing from the Purchasers.

                                      5.

                                   ARTICLE X
                                   ---------
                                  Deliveries
                                  ----------

     10.0 Upon request, the Seller shall test at the Purchaser's expense any BrightStar product manufactured by the Purchasers (to the extent such manufacture is permitted by the License Agreement) and promptly return such product to the Purchasers.

     10.1 The Seller shall manufacture and deliver to the Purchasers a limited number of initial production units of the Product at the Purchasers' request and expense.

     10.2 The Seller shall deliver all equipment FOB, the Seller's plant.

                                  ARTICLE XI
                                  ----------
                               Terms of Payment
                               ----------------

     11.0 All payments required pursuant to this Agreement shall be payable in U.S. currency.

                                  ARTICLE XII
                                  -----------
                                     Terms
                                     -----

     12.0 This Agreement shall terminate on December 31, 2018, unless sooner terminated by default by the Seller or Purchasers or by the mutual written consent of both parties.

                                 ARTICLE XIII
                                 ------------
                            Assignment of Agreement
                            -----------------------

     13.0 This Agreement may not be assigned without the mutual written consent of the parties hereto. Such consent shall not be unreasonably withheld except for good and just cause and shall not be deemed a waiver of this Article for any proposed subsequent assignments.

     13.1 In the event either or both of the parties to this Agreement are acquired, whether by purchase, merger, consolidation or other form of reorganization, the purchasing company, individual or organization or the surviving entity shall assume all the obligations of this Agreement and be entitled to all the rights and privileges hereof.

                                  ARTICLE XIV
                                  -----------
                             Agreement Termination
                             ---------------------

     14.0 This Agreement shall terminate upon any material default or breach of any of the terms, conditions, or obligations hereunder by either party in the event the other party delivers written notice of such default that is not cured within 15 days of such notice. Notwithstanding the foregoing, the License Agreement shall only terminate in the event of a default thereunder and in accordance with the terms thereof.

     14.1 Termination of this Agreement by default shall not relieve the defaulting party of its obligations hereunder.

                                      6.

                                  ARTICLE XV
                                  ----------
                                 MISCELLANEOUS
                                 -------------

     15.0 All notices, demands, and other communications shall be in writing and shall be deemed to have been given if delivered or mailed registered or certified mail, postage prepaid, to the specified address of the other party.

     15.1 All materials delivered in conjunction with this Agreement will be considered confidential by both parties and shall not be revealed to any third parties. Seller shall make all product documentation, including but not limited to, object code, source code and all specifications, available to the Purchasers on magnetic, optical or other reproducible media.

                                  ARTICLE XVI
                                  -----------
                                  Arbitration
                                  -----------

     16.0 Any controversy or a claim arising out of or related to this Agreement, or the breach thereof, shall he settled by arbitration in accordance with the rules, then obtaining, of the American Arbitration Association, and judgment upon the award rendered may be entered in any United States Court having jurisdiction thereof.

                                 ARTICLE XVII
                                 ------------
                                Attorney's Fees
                                ---------------

     17.0 If any litigation is commenced between the parties to this Agreement or their personal representatives concerning any of the provisions of this Agreement or the rights and duties of any person in relation hereto, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for their attorneys' fees, which shall be determined by the court in such litigation or in a separate action brought for that purpose.

                                 ARTICLE XVIII
                                 -------------
                                 Force Majeure
                                 -------------

     18.0 The parties shall not incur liability for failing to perform any obligation under this Agreement if such failure results from force majeure, as defined by applicable law.

                                  ARTICLE XIX
                                  -----------
                                 Governing Law
                                 -------------

     19.0 This Agreement, and all of the rights and duties in connection therewith, shall be governed by and construed under the internal laws of the State of California, U.S.A.

                                  ARTICLE XX
                                  ----------
                   Compliance with Governmental Authorities
                   ----------------------------------------

     20.0 No party to this Agreement shall be required to do anything contrary to any applicable directive or obligation of any competent governmental authority, and shall promptly notify the other parties if compelled by law, act or government decree to act otherwise than in accordance with this Agreement.

                                      7.

                                  ARTICLE XXI
                                  -----------
                              Non-representation
                              ------------------

     21.0 This Agreement in no way confers upon any party the right to act as the legal representative or agent of another party, nor shall any party have the right or authority to assume any liability or obligation of any kind on behalf of another party.

                                 ARTICLE XXII
                                 ------------
                                  Amendments
                                  ----------

     22.0 This Agreement may be amended only by the mutual written consent of the parties hereto.

                                 ARTICLE XXIII
                                 -------------
                                    Notices
                                    -------

     23.0 All notices, demands, and other communications shall be in writing and shall be deemed to have been given if delivered or mailed registered or certified mail, postage prepaid, to the specified address of the receiving party.

                                 ARTICLE XXIV
                                 ------------
                                 Counterparts
                                 ------------

     24.0 This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

                                  ARTICLE XXV
                                  -----------
                                   Captions
                                   --------

     25.0 Paragraph titles or captions contained herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement, nor the intent of any provision thereof.

                                 ARTICLE XXVI
                                 ------------
                            Sole and Only Agreement
                            -----------------------

     26.0 This Agreement and the License Agreement contain the sole and only agreements of the parties relating to the subject matter of this Agreement and correctly set forth the rights, duties and obligations of each to the other as of the date hereof. In the event of any inconsistency between this Agreement and the License Agreement, the terms of the License Agreement shall govern.

     The parties agree that they will deal with each other in good faith to resolve any issues which may arise as a result of the actions intended by the execution of this Agreement, in a reasonable and timely manner.

                                      8.

                                 ARTICLE XXVII
                                 -------------
                                Mutual Releases
                                ---------------

     27.0 Except with respect to breaches of representations contained in this Agreement or obligations created by or arising out of this Agreement or the License Agreement, which shall survive the releases contained herein, the Seller, on the one hand, does hereby release, acquit and forever discharge the Purchasers and each of their present and former officers, directors, shareholders, employees, agents, attorneys, representatives, successors and assigns, and any affiliates of each of the foregoing, and the Purchasers on the other hand, do hereby release, acquit and forever discharge the Seller, and each of their present and former directors, officers, employees, agents, attorneys, heirs, representatives, successors and assigns, in each case, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, promises, agreements (oral or written), damages, and any and all claims (including without limitation claims for attorneys' fees and costs), and liabilities whatsoever of every kind and nature, which said parties ever had, now may have, or hereafter can, shall or may have, by reason of any matter relating to any loans to or investments in or other transactions with the Seller by the Purchasers or any of their affiliates.

     27.1 This Agreement and the releases contained herein are not to be construed as an admission on the part of any party of the validity of any contention made or position taken by any of the parties of any unlawful or wrongful conduct, or of any liability, or lack thereof, to any other party, all of which is expressly denied. The parties intend that this Agreement shall be effective as a full and final accord and satisfaction of each and every released matter. In furtherance of this intention, they acknowledge they are familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor."

The releasing parties respectively waive and relinquish to the fullest extent possible every right or benefit which they have or may have under Section 1542 and under any similar or analogous law of any other applicable jurisdiction with regard to the subject matter of this Agreement. The parties acknowledge they are aware they may hereafter discover facts in addition to or different

                                      9.

from those which they now know or believe to be true with respect to the subject matter of this Agreement.

                                ARTICLE XXVIII
                                --------------
                                 Anti-dilution
                                 -------------

     28.0 During the first twelve months of the term of this Agreement, if the Seller has issued any stock, options, warrants or convertible debentures (other than pursuant to a grant or exercise of an option under the Company's stock option plan) without the consent of the Purchasers, the Purchasers shall have the right to rescind and unwind pursuant to Section 4.0 of this Agreement the transactions effectuated by this Agreement and to have their preferred stock, convertible notes and warrants reissued to them at the same prices and terms as any stock sold by the Seller after the date of this Agreement. The foregoing right to rescind and unwind must be exercised by the Purchasers within 15 days of receipt by the Purchasers of written notice of such issuance by the Seller.


                                            Seller:  ChatCom, Inc.


                                            By:
                                               ---------------------------------


                                            Purchasers:

                                            Vermont Research Products, Inc.


                                            By:
                                               ---------------------------------
                                               James C. Louney, CFO


                                            High View Capital


                                            By:
                                               ---------------------------------
                                               Ernest Werlin



                                      10.

                                   EXHIBIT A
                                   ---------
                                  BrightStar
                                  ----------



     BrightStar is a modular consolidated server system incorporating Seller's RAINS (Redundant Array of Independent Network Servers) technology. Provides for the collocating of multiple Servers within a single, standard-sized 19 inch chassis and allows for an environment of disparate server technologies. Packaging consists of multiple servers sharing peripherals, power supplies and other resources delivering enhanced management and easier upgrades or replacements. The midplane is designed for "hot-swappable" modules, isolated from system peripherals providing a flexible, open architecture computing environment.



               ----------------- END EXHIBIT A -----------------



                                      11.

                                   EXHIBIT C
                                   ---------
                           DISTRIBUTION OF PROCEEDS
                           ------------------------

       Distribution of          % of Incremental   % of Incremental
          Proceeds                  Proceeds           Proceeds
-----------------------------   ----------------   ----------------
Up to $1,000,000                75%-Purchasers     25%-Seller
$1,000,000 to $5,999,999        48.5%-Purchasers   51.5%-Seller
$6,000,000 to $7,999,999        68%-Purchasers     32%-Seller
$8,000,000 to $9,999,999        60%-Purchasers     40%-Seller
$10,000,000 to $12,999,999      21%-Purchasers     79%-Seller
$13,000,000 to $16,000,000      7.5%-Purchasers    92.5%-Seller
Over $16,000,000                                   All to Seller


Example:

     A sale generating $9,000,000 of proceeds will be distributed as follows:

            Purchasers   -  $5,135,000

            Seller       -   3,865,000

                                      12.